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                                  EXHIBIT 99(1)


NEWS RELEASE               Investor Contact:            Media Contact:
                           Neil Shoop                   Nancy Farrar
                           Treasurer                    (214) 929-3298
                           (214) 589-8561

FOR IMMEDIATE RELEASE

              TRINITY INDUSTRIES REPORTS OPERATING RESULTS FOR NINE
                         MONTHS ENDED DECEMBER 31, 2001

         DALLAS - Feb 27, 2002. Trinity Industries today reported financial results for the three months and nine months ended December 31, 2001.
         For the nine months ended December 31, 2001, the company reported a net loss (including unusual charges discussed below) of $34.7 million, or 90 cents per diluted share, on revenues of $1.35 billion. This compares with a net loss of $34.7 million, or 92 cents per diluted share, on revenues of $1.49 billion in the nine months ended December 31, 2000.
         For the quarter ended December 31, 2001, the company reported a net loss of $52.2 million, or $1.23 per share, on revenues of $507.3 million. This compares with a net loss of $42.4 million, or $1.14 per diluted share, on

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revenues of $401.2 million in the same quarter of the prior fiscal year.
         In the quarter and nine month period ended December 31, 2001, the company recorded pre-tax charges of $66.4 million ($1.19 per share based on average shares outstanding for the December quarter and $1.30 per share based on average shares outstanding for the nine month period ended in December) related to restructuring the Rail Group in connection with the Thrall merger and the down cycle in the railcar industry and other matters, as previously announced. The charges related to the Rail Group amounted to $50.3 million and relate to plant closures in Europe and North America, write-down of excess machinery and equipment, and related costs. Non-railcar related charges were $16.1 million, $10 million of which related to the company's wind tower business which has been affected by the Enron bankruptcy. The balance of the $16.1 million related to the write-off of certain wholly owned and equity investments, including the last of the company's technology ventures. In the prior year, unusual pre-tax charges related to plant closures, investment write-downs, and other matters of $65.6 million ($1.13 per share) were recorded in the quarter ended December 31, 2000 and $117.5

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million ($2.00 per share) were recorded in the nine month period ended
December 31, 2000.
         Results include the operations of Thrall since October 26, 2001, the closing date of the merger. Revenues from Thrall for the period were approximately $47.3 million and pre-tax operating loss was $5.6 million.
         "Long term we will be stronger and more competitive by having taken action quickly after our merger to restructure our rail business. This allows us to focus our resources on the positive aspects of the merger. With the railcar market in a deep down cycle, we are fortunate to have the year over year improvement in other areas of our business," said Timothy R. Wallace, Trinity's Chairman, President and CEO. "Our Construction Products Group experienced much better weather conditions this quarter than last year and our Inland Barge business had improved margins due to an improved product mix between barge construction and some special work they performed this quarter," added Wallace.
         "Due to our year-end change from March to December, we will be filing our annual report in March. Our annual report will reflect the new business segment grouping presented in this release. The new groupings are aligned with our new internal management and reporting structure. Our appetite for capital for additions to the lease fleet

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may put pressure on our financial debt covenants as presently structured in the second half of the year. We expect to renegotiate our credit lines before the end of June and consider other sources of capital. While we do not intend to give specific earnings guidance, our present profit outlook for the year is around breakeven on a consolidated basis and a loss for the Rail Group," said Wallace.
         Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial companies. Trinity reports five principal business segments: the Trinity Rail Group, Trinity Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Industrial Products Group. Trinity's web site may be accessed at http://www.trin.net.

         This news release contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, intentions and predictions of future financial performance. Statements that are not historical facts are forward looking. Readers are directed to Trinity's Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.

                              - TABLES TO FOLLOW -

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                            Trinity Industries, Inc.
                     Condensed Consolidated Income Statement
                     (in millions, except per share amounts)


                                                    Three Months Ended                 Nine Months Ended
                                                         December 31                      December 31
                                                 ---------------------------      ---------------------------
                                                     2000          2001               2000          2001
                                                 ------------- -------------      ------------- -------------

Revenues                                              $ 401.2       $ 507.3          $ 1,485.6     $ 1,347.8

Operating profit (loss)                               $ (30.5)      $ (57.8)            $ (7.9)      $ (16.4)

Other expense                                            35.7          10.8               46.3          24.1
                                                 ------------- -------------      ------------- -------------

Income (loss) before income taxes                       (66.2)        (68.6)             (54.2)        (40.5)

Provision (benefit) for income taxes                    (23.8)        (16.4)             (19.5)         (5.8)

                                                 ------------- -------------      ------------- -------------
Net income (loss)                                     $ (42.4)      $ (52.2)           $ (34.7)      $ (34.7)

                                                 ============= =============      ============= =============

Net income (loss) per common share:
  Basic                                               $ (1.14)      $ (1.23)           $ (0.92)      $ (0.90)
                                                 ============= =============      ============= =============

  Diluted                                             $ (1.14)      $ (1.23)           $ (0.92)      $ (0.90)
                                                 ============= =============      ============= =============

Weighted average number of shares outstanding:
    Basic                                                37.1          42.3               37.6          38.7
    Diluted                                              37.1          42.3               37.6          38.7

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                            Trinity Industries, Inc.
                             Condensed Segment Data
                                  (in millions)


REVENUES:


                                                        Three Months Ended            Nine Months Ended
                                                    ----------------------------   -------------------------
                                                      Dec. 31        Dec. 31         Dec. 31      Dec. 31
                                                    ------------  --------------   ------------  ------------
                                                       2000           2001            2000          2001
                                                    ------------  --------------   ------------  ------------
Rail Group                                              $ 260.0         $ 280.9      $   802.1     $   660.5

Construction Products
  Group                                                   122.0           127.0          432.4         427.2

Inland Barge Group                                         41.1            48.0          144.5         148.2

Industrial Products Group                                  43.4            36.9          127.1         106.7

Railcar Leasing & Manage-
  ment Services Group                                      18.2            42.9          108.6          94.0

All Other                                                  12.4            14.6           33.7          50.4

Eliminations                                              (95.9)          (43.0)        (162.8)       (139.2)

                                                    ------------  --------------   ------------  ------------
      Total revenues                                    $ 401.2         $ 507.3      $ 1,485.6     $ 1,347.8
                                                    ============  ==============   ============  ============

OPERATING PROFIT (LOSS):

                                       Three Months Ended December 31                      Nine Months Ended December 31
                             ---------------------------------------------------   ------------------------------------------------
                                      2000                    2001                           2000                      2001
                             ---------------------- ----------------------------   --------------------------  --------------------
                              Before      After       Before          After          Before         After        Before     After
                              Charges    Charges      Charges        Charges         Charges       Charges      Charges    Charges
                             ---------- ----------- ------------  --------------   ------------  ------------  --------  ----------
Rail Group                      $  9.5     $   3.6      $ (15.9)        $ (66.2)        $ 36.6     $ 3.4       $ (15.5)   $ (65.8)

Construction Products
  Group                            4.9        (2.3)        11.9            11.0           39.5      25.8          46.5       45.6

Inland Barge Group                 2.2         1.5          4.8             4.8           14.3       9.9           9.8        9.8

Industrial Products Group          3.4         2.7          1.9             1.9            7.2       6.5           3.9        3.9

Railcar Leasing & Manage-
  ment Services Group              8.0         8.0         11.0            11.0           34.2      34.2          30.2       30.2

All Other                         (8.1)      (29.0)        (2.8)          (15.9)         (23.5)    (44.4)         (8.0)     (21.1)

Corporate and eliminations       (14.2)      (15.0)        (4.4)           (4.4)         (31.1)    (43.3)        (19.0)     (19.0)

                             ---------- ----------- ------------  --------------   ------------ ------------  ---------  ----------
Consolidated                    $  5.7     $ (30.5)     $   6.5         $ (57.8)        $ 77.2    $ (7.9)      $  47.9    $ (16.4)
                             ========== =========== ============  ==============   ============ ============  =========  ==========